Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured New York Dividend Advantage Municipal Fund

811-09473

A special meeting of shareholders was held in the offices of Nuveen Investments on May 15, 2009, and was subsequently adjourned to June 17, 2009, July 24,
2009, and additionally adjourned to July 31, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the elimination of and approval of new Fundamental Investment Policies are as follows:

<c>Common and MuniPreferred
 shares voting together as a class

<c>MuniPreferred shares
voting together as a class
To approve the elimination of the
Fund s fundamental policy
relating to tax-exempt municipal
 bonds covered by insurance.



   For
                    3,984,590
                           477
   Against
                       320,342

   Abstain
                       210,752
                              -
   Broker Non-Votes
                    1,463,090
                              -
      Total
                    5,978,774
                           477



To approve the elimination of the
Fund s fundamental policy
relating to tax-exempt securities.



   For
                    4,012,355
                              -
   Against
                       311,327
                              -
   Abstain
                       192,002
                              -
   Broker Non-Votes
                    1,463,090

      Total
                    5,978,774




To approve the new fundamental
policy relating to tax-exempt
securities.


   For
                                 -
                           477
   Against
                                 -
                              -
   Abstain
                                 -
                              -
   Broker Non-Votes


      Total
                                 -
                           477


Proxy materials are herein incorporated by reference to the SEC filing on April 2, 2009, under Conformed Submission Type DEF 14A, accession number 0000950137-09-002530.